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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 13, 1998, which appears in the Annual Report on Form 10-K of Interleukin Genetics, Inc. (formerly known as Medical Science Systems, Inc.) and subsidiary for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.

/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 11, 2001